EXHIBIT 23.1

Consent of Independent Registered Public Accounting Firm

Oncternal Therapeutics, Inc.

San Diego, California

We hereby consent to the incorporation by reference in the Registration Statements on Form S-3 (Nos. 333-221040, 333-204932, 333-201132 and 333-197911) and Forms S-8 (Nos. 333-233288, 333-223742, 333-210220, 333-208744, 333-188377, 333-165507, 333-149661, 333-136527, 333-118882, and 333-112576) of Oncternal Therapeutics, Inc., of our report dated March 11, 2021, relating to the consolidated financial statements, which appears in this Annual Report on Form 10-K/A.

/s/ BDO USA, LLP

San Diego, California

March 12, 2021